                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 30 to the registration statement on Form N-1A ("Registration Statement") for Salomon Brothers Series Funds Inc of our reports dated February 22, 2000, relating to the financial statements and financial highlights which appear in the December 31, 1999 Annual Reports to Shareholders of Salomon Brothers Cash Management Fund, Salomon Brothers New York Municipal Money Market Fund, Salomon Brothers National Intermediate Municipal Fund, Salomon Brothers U.S. Government Income Fund, Salomon Brothers High Yield Bond Fund, Salomon Brothers Strategic Bond Fund, Salomon Brothers Balanced Fund, Salomon Brothers Asia Growth Fund, Salomon Brothers Large Cap Growth Fund, Salomon Brothers International Equity Fund and Salomon Brothers Small Cap Growth Fund (eleven of the portfolios constituting Salomon Brothers Series Funds Inc), Salomon Brothers Investors Value Fund Inc and Salomon Brothers Capital Fund Inc, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, New York, 10036
April 25, 2000